Exhibit 24.1

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of CHRISTOPHER J. KLEIN, ROBERT K. BIGGART and PATRICK D. HALLINAN as his or her true and lawful attorney-in-fact with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Registration Statement on Form S-3 of Fortune Brands Home & Security, Inc. (the “Company”), and any and all amendments (including post-effective amendments) thereto for the proposed offering of debt securities of the Company, and to file the same, with all exhibits thereto and all documents in connection therewith necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them or their substitute may lawfully do or cause to be done by virtue hereof.

/s/ Christopher J. Klein	/s/ Patrick D. Hallinan
Christopher J. Klein, Chief Executive Officer (principal executive officer) and Director Date: April 30, 2018	Patrick D. Hallinan, Senior Vice President and Chief Financial Officer (principal financial officer) Date: May 1, 2018

/s/ Danny Luburic	/s/ Ann Fritz Hackett
Danny Luburic, Vice President and Corporate Controller (principal accounting officer) Date: April 30, 2018	Ann Fritz Hackett, Director Date: May 1, 2018

/s/ Susan S. Kilsby	/s/ A. D. David Mackay
Susan S. Kilsby, Director Date: April 30, 2018	A.D. David Mackay, Director Date: April 30, 2018

/s/ John G. Morikis	/s/ David M. Thomas
John G. Morikis, Director Date: April 30, 2018	David M. Thomas, Director Date: May 1, 2018

/s/ Ronald V. Waters, III	/s/ Norman H. Wesley
Ronald V. Waters, III, Director Date: April 30, 2018	Norman H. Wesley, Director Date: April 30, 2018